Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.1

SECOND AMENDMENT AND WAIVER

This Second Amendment and Waiver (this “Second Amendment”), dated as of February 1, 2008, is among XM Satellite Radio Inc. (the “Borrower”), XM Satellite Radio Holdings Inc. (“Holdings”), the undersigned lenders party to the Credit Agreement referred to below (the “Lenders”) and the Administrative Agent party to the Credit Agreement referred to below.

Reference is made to that certain Credit Agreement, dated as of May 5, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Credit Suisse Securities (USA) LLC, as Syndication Agent, Citicorp North America Inc., as Documentation Agent, and J.P. Morgan Securities Inc. and UBS Securities LLC, as Joint Bookrunners and Joint Lead Arrangers. Capitalized terms used but not defined herein have the meanings given such terms in the Credit Agreement.

On February 19, 2007, Holdings and Sirius Satellite Radio Inc. (“SIRIUS”) entered into an Agreement and Plan of Merger, pursuant to which Holdings and SIRIUS proposed to combine their businesses through a merger of Holdings and a newly formed, wholly owned subsidiary of SIRIUS (such transaction, together with any amendments, supplements or modifications thereto that would not have an adverse effect on the interests of the Lenders, the “Merger”), with Holdings remaining as the surviving corporation following the Merger. A copy of such Agreement and Plan of Merger was filed by Holdings with the SEC on February 21, 2007 as Exhibit 2.1 to the Form 8-K filed on such date (such Agreement and Plan of Merger, together with any amendments, supplements or modifications thereto that would not have an adverse effect on the interests of the Lenders, the “Merger Agreement”).

The Borrower and Holdings have requested that the Administrative Agent and the Lenders, in connection with the Merger, (1) agree to amend the Credit Agreement to make the changes set forth herein, which include, among other things, certain changes to the definition of “Change in Control” and certain permitted uses of funds and Loan proceeds for obtaining extensions, waivers and other permitted purposes in connection with the Merger, and (2) waive, immediately prior to the effective time of the Merger (such time, the “Merger Effective Time”), the potential Default (the “Potential Default”) under clause (f)(2) of Article VII of the Credit Agreement that would occur as a result of the Borrower being required to (a) make a “Change of Control Offer” under the New Senior Notes and the Existing 10% Notes or (b) make an “Offer to Purchase or Refinance” pursuant to Section 11.07 of the Participation Agreement (as defined below), in each case as a result of the Merger and/or as a result of any Merger Related Event (as defined below).

Accordingly, (a) the parties hereto hereby amend the Credit Agreement and (b) the Lenders and the Administrative Agent hereby waive the Potential Default immediately prior to the Merger Effective Time, in each case as set forth herein:

1. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Amendment Fee” has the meaning assigned to such term in Section 13 of the Second Amendment.

“Beneficial Interest” has the meaning assigned to such term in the Participation Agreement.

“Beneficial Interest Purchase Date” means any date on which the Borrower and/or Holdings is required to purchase any or all of the Beneficial Interest pursuant to the terms of the XM-4 Sale and Leaseback Offer to Purchase or Refinance and in accordance with the terms of the Participation Agreement and this Agreement; provided, however, that if the Beneficial Interest is purchased for a note or other evidence of Indebtedness permitted to be incurred under the Credit Agreement (including any Permitted Beneficial Interest Indebtedness), the Beneficial Interest Purchase Date shall not occur until the date on which any or all of the principal amount of such Indebtedness shall have been paid.

“Existing 10% Notes Change of Control Offer” means a Change of Control Offer (as defined in the Noteholders Agreement) with respect to the Existing 10% Notes made by the Borrower in connection with the Merger and/or any Merger Related Event pursuant to the terms of Section 8.7 of the Noteholders Agreement.

“Existing 10% Notes Extension” means each extension, in accordance with the terms of the Note Purchase Agreement, of the date on which the Borrower is required to make a Change of Control Offer (as defined in the Noteholders Agreement) with respect to all of the Existing 10% Notes as a result of any Change of Control (under and as defined in the Note Purchase Agreement) that occurs or will occur in connection with the Merger and/or any Merger Related Event.

“Existing 10% Notes Waiver” means a waiver, in accordance with the terms of the Note Purchase Agreement, of any Change of Control (under and as defined in the Note Purchase Agreement) with respect to all of the Existing 10% Notes that occurs or will occur in connection with the Merger and/or any Merger Related Event and the consequences of such Change of Control (including the requirement that the Borrower make a Change of Control Offer (as defined in the Noteholders Agreement)).

“Merger” has the meaning assigned to such term in the recitals to the Second Amendment.

“Merger Agreement” has the meaning assigned to such term in the recitals to the Second Amendment.

“Merger Effective Time” has the meaning assigned to such term in the recitals to the Second Amendment.

“Merger Related Event” means any event or condition directly related to, and that occurs or will occur as a result of, the Merger (including, without limitation, changes in the composition of the Board of Directors of the Borrower and/or Holdings) that would constitute a “Change of Control” under and as defined in each of the Senior Notes Indentures, the Note Purchase Agreement and/or the Participation Agreement.

“New Senior Notes Change of Control Offers” means each Change of Control Offer (as defined in the Senior Notes Indentures) with respect to the Senior Notes made by the Borrower in connection with the Merger and/or any Merger Related Event pursuant to the terms of Section 4.14 of each Senior Notes Indenture.

“New Senior Notes Change of Control Offers Payment Date” means each “Change of Control Offer Payment Date” as defined in Section 4.14 of each Senior Notes Indenture with respect to the Senior Notes and set forth in each New Senior Notes Change of Control Offer.

“New Senior Notes Extension” means each extension, in accordance with the terms of the Senior Notes Indentures, of the date on which the Borrower is required to make a Change of Control Offer (as defined in the Senior Notes Indentures) with respect to all of the New Senior Notes as a result of any Change of Control (under and as defined in the Senior Notes Indentures) that occurs or will occur in connection with the Merger and/or any Merger Related Event.

“New Senior Notes Refinance Date” means any date on which all of the New Senior Notes have been refinanced (with the proceeds of Permitted Refinancing Indebtedness or the proceeds from the issuance of Equity Interests of Holdings (prior to the Merger) or SIRIUS (following the Merger)) in accordance with the terms of the Senior Notes Indentures and this Agreement.

“New Senior Notes Waiver” means a waiver, in accordance with the terms of the Senior Notes Indentures, of any Change of Control (under and as defined in the Senior Notes Indentures) with respect to all of the New Senior Notes that occurs or will occur in connection with the Merger and/or any Merger Related Event and the consequences of such Change of Control (including the requirement that the Borrower make a Change of Control Offer (as defined in the Senior Notes Indentures)).

“New Senior Notes Waiver Date” means any date on which any New Senior Notes Waiver shall be effective in accordance with its terms with respect to all of the New Senior Notes.

“Noteholders Agreement” means that certain Third Amended and Restated Shareholders and Noteholders Agreement, dated as of June 16, 2003, by and among Holdings and the other parties named on the signature pages thereof, as such agreement has been or may be amended, modified or supplemented from time to time.

“Owner Trustee” has the meaning assigned to such term in the defined term “Participation Agreement.”

“Owner Trustee Indenture” means that certain Indenture dated as of February 13, 2007, between the Owner Trustee and The Bank of New York, a New York banking corporation, not in its individual capacity, except as otherwise expressly set forth therein, but solely as Indenture Trustee under the Indenture, as such Indenture may be amended, modified or supplemented from time to time.

“Owner Trustee Notes” means the Notes issued by the Owner Trustee pursuant to the Owner Trustee Indenture.

“Owner Trustee Notes Refinance Date” means any date on which all of the outstanding Owner Trustee Notes have been refinanced with the proceeds of Permitted Refinancing Indebtedness (provided that, notwithstanding clause (e) of the definition of Permitted Refinancing Indebtedness, such Permitted Refinancing Indebtedness may be incurred by Holdings) or the proceeds from the issuance of Equity Interests of Holdings (prior to the Merger) or SIRIUS

(following the Merger), in each case pursuant to the terms of the XM-4 Sale and Leaseback Offer to Purchase or Refinance and in accordance with the terms of the Participation Agreement and this Agreement.

“Owner Trustee Notes Repurchase Date” means any date on which the Borrower or Holdings is required to repurchase any or all of the outstanding Owner Trustee Notes pursuant to the terms of the XM-4 Sale and Leaseback Offer to Purchase or Refinance and in accordance with the terms of the Participation Agreement and this Agreement.

“Participation Agreement” means that certain Participation Agreement dated as of February 13, 2007 among Holdings, as Seller, the Borrower, as Lessee, Satellite Leasing (702-4), LLC, a Delaware limited liability company, as Owner Participant, Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity, except as otherwise expressly set forth therein, but solely in its capacity as Owner Trustee (the “Owner Trustee”) and as Lessor, The Bank of New York, a New York banking corporation, as Indenture Trustee, and the purchasers identified on the signature pages thereto, as initial purchasers of the Owner Trustee Notes, entered into in connection with that certain XM-4 Sale and Leaseback Transaction, as such agreement may be amended, modified or supplemented from time to time.

“Permitted Beneficial Interest Indebtedness” means any Indebtedness of the Borrower or any of its Material Subsidiaries the net proceeds of which are used to purchase, refinance or replace the Beneficial Interest; provided that:

(a) the aggregate principal amount (or accreted value, if applicable) of such Permitted Beneficial Interest Indebtedness does not exceed $85.0 million;

(b) such Permitted Beneficial Interest Indebtedness shall have a final maturity date later than the final maturity date of the Loans, and shall not require payment of any or all of the principal amount of such Permitted Beneficial Interest Indebtedness prior to the final maturity date of the Loans; and

(c) such Permitted Beneficial Interest Indebtedness is either unsecured or is secured on terms at least as favorable to the Lenders as those contained in the documentation governing the Beneficial Interest.

“Second Amendment” means that certain Second Amendment and Waiver dated as of February 1, 2008 among Holdings, the Borrower, the Administrative Agent and the Lenders listed on the signature pages thereto.

“Second Amendment Effective Date” has the meaning assigned to such term in Section 12 of the Second Amendment.

“SIRIUS” means Sirius Satellite Radio Inc.

“Waiver Effective Date” has the meaning assigned to such term in Section 11 of the Second Amendment.

“Waiver Expiration Date” means the first date on which any or all of the following shall have occurred: (a) a New Senior Notes Change of Control Offer Payment Date, (b) an Owner Trustee Notes Repurchase Date, (c) a Beneficial Interest Purchase Date, (d) an XM-4 Sale and Leaseback Repurchase Date or (e) the first Business Day immediately following the Merger Effective Time, if the Administrative Agent has not received the Amendment Fee pursuant to Second Amendment on or prior to such date.

“Waiver/Refinance Event Date” means the latest to occur of the following (it being understood that the Waiver/Refinance Event Date shall not occur until each of clauses (a) and (b) has occurred): (a) the date that is the earlier of (i) the New Senior Notes Waiver Date and (ii) the New Senior Notes Refinance Date; and (b) the date that is the earlier of (i) the XM-4 Sale and Leaseback Waiver Date and (ii) the Owner Trustee Notes Refinance Date.

“XM-4 Sale and Leaseback Extension” means either (i) each extension, in accordance with the terms of the Participation Agreement, by the Lessor (as defined in the Participation Agreement), the Owner Participant (as defined in the Participation Agreement), the holders of the Owner Trustee Notes and each other applicable party in respect of the XM-4 Sale and Leaseback Transaction consummated pursuant to the Participation Agreement (each such foregoing Person, an “XM-4 Sale and Leaseback Party”) of the date on which the Borrower is required to make an XM-4 Sale and Leaseback Offer to Purchase or Refinance as a result of any “Change of Control” or “SDARS License Event” (each term under and as defined in the Participation Agreement) that occurs or will occur in connection with the Merger and/or any Merger Related Event or (ii) each declining, in accordance with the terms of the Participation Agreement, of an XM-4 Sale and Leaseback Offer to Purchase or Refinance that occurs or will occur in connection with the Merger and/or any Merger Related Event in exchange for a commitment by the Borrower to make another such offer, for one or both of the Beneficial Interest or the Owner Trustee Notes, at a later date.

“XM-4 Sale and Leaseback Party” has the meaning assigned to such term in the definition of “XM-4 Sale and Leaseback Extension.”

“XM-4 Sale and Leaseback Waiver” means either (i) the waiver, in accordance with the terms of the Participation Agreement, by the Lessor (as defined in the Participation Agreement), the Owner Participant (as defined in the Participation Agreement), the holders of the Owner Trustee Notes and each other applicable party in respect of the XM-4 Sale and Leaseback Transaction consummated pursuant to the Participation Agreement of any “Change of Control” or “SDARS License Event” (each term under and as defined in the Participation Agreement) or (ii) the declining, in accordance with the terms of the Participation Agreement, of an XM-4 Sale and Leaseback Offer to Purchase or Refinance, in each case that occurs or will occur in connection with the Merger and/or any Merger Related Event and the consequences of such “Change of Control” or “SDARS License Event” (including, for purposes of clause (i) above, the requirement that the Borrower make an XM-4 Sale and Leaseback Offer to Purchase or Refinance).

“XM-4 Sale and Leaseback Waiver Date” means the date on which the XM-4 Sale and Leaseback Waiver shall be effective in accordance with its terms.

“XM-4 Sale and Leaseback Offer to Purchase or Refinance” means the Offer to Purchase or Refinance (as defined in the Participation Agreement) made by the Borrower in connection with the Merger and/or any Merger Related Event pursuant to the terms of Section 11.07 of the Participation Agreement.

“XM-4 Sale and Leaseback Repurchase Date” means the date on which the Borrower and/or Holdings is required to purchase any or all of the Transponders (as defined in the Participation Agreement) pursuant to the terms of the XM-4 Sale and Leaseback Offer to Purchase or Refinance and in accordance with the terms of the Participation Agreement and this Agreement.

2. Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Change in Control” with the following:

“ “Change in Control” means:

(a) at any time prior to the Merger Effective Time, the occurrence of any of the following:

(i) Holdings shall cease to beneficially own and control at least 100% on a fully diluted basis of the economic interests and voting power in the Equity Interests of the Borrower;

(ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Material Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Principal Related Party;

(iii) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

(iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person,” other than the Principals and the Principal Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of Holdings or the Borrower, measured by voting power rather than number of shares; or

(v) the first day on which a majority of the members of the Board of Directors of the Borrower or Holdings are not Continuing Directors; and

(b) at any time on or after the Merger Effective Time, the occurrence of any of the following:

(i) SIRIUS shall cease to beneficially own and control at least 100% on a fully diluted basis of the economic interests and voting power in the Equity Interests of Holdings;

(ii) Holdings shall cease to beneficially own and control at least 100% on a fully diluted basis of the economic interests and voting power in the Equity Interests of the Borrower;

(iii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Material Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(iv) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

(v) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of SIRIUS, Holdings or the Borrower (other than

SIRIUS or a Wholly Owned Subsidiary thereof) (for the purposes of this clause (v), such other person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the “parent entity”), if such other person is the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity); or

(vi) any “change of control” or similar event (other than the Merger and/or any Merger Related Event) under the New Senior Notes, the Owner Trustee Notes, any Material Indebtedness (other than the Existing 10% Notes, to the extent they constitute Material Indebtedness), and/or any Material Indebtedness of SIRIUS, including in each case any Permitted Refinancing Indebtedness in respect thereof.

Notwithstanding the foregoing, a Parent Company Merger shall not constitute a Change in Control.”

3. Section 1.01 of the Credit Agreement is hereby amended by inserting the words “or Holdings” immediately before the words “who (a)” in the definition of “Continuing Directors.”

4. Section 4.02 of the Credit Agreement is hereby amended by adding a new clause (c) immediately after clause (b) thereof as follows:

“(c) Notwithstanding anything to the contrary in this Agreement, there shall be no Borrowing or issuance, amendment, renewal or extension of a Letter of Credit at any time on and after the Merger Effective Time through and until the day after the Waiver/Refinance Event Date unless the proceeds of such Borrowing or such issuance, amendment, renewal or extension of a Letter of Credit are used solely to finance the working capital and capital expenditure needs of the Borrower and its Subsidiaries; provided, however, that, notwithstanding the foregoing, the proceeds of such Borrowing may be used in connection with the repurchase, redemption or refinancing of any or all of the Existing 10% Notes, including in connection with an Existing 10% Notes Change of Control Offer, in an aggregate amount (the “Take-Out Amount”) not to exceed 101% of the principal amount of such Existing 10% Notes plus accrued and unpaid interest, if any; provided that, the determination of such Take-Out Amount for purposes hereof shall exclude any amount paid in Equity Interests of Holdings (prior to the Merger) or SIRIUS (following the Merger) or proceeds of such Equity Interest.”

5. Section 5.08 of the Credit Agreement is hereby amended by:

(a) adding the following proviso to the end of the first sentence therein:

“; provided that at any time on and after the Merger Effective Time through and until the day after the Waiver/Refinance Event Date the proceeds of the Loans and Letters of Credit will be used solely to finance the working capital and capital expenditure needs of the Borrower and its Subsidiaries; provided, however, that, notwithstanding the foregoing, the proceeds of the Loans may be used in connection with the repurchase, redemption or refinancing of any or all of the Existing 10% Notes, including in connection with an Existing 10% Notes Change of Control Offer, in an aggregate amount (the “Take-Out Amount”) not to exceed 101% of the principal amount of such Existing 10% Notes plus accrued and unpaid interest, if any; provided that, the determination of such Take-Out Amount for purposes hereof shall exclude any amount paid in Equity Interests of Holdings (prior to the Merger) or SIRIUS (following the Merger) or proceeds of such Equity Interest.”; and

(b) deleting the last sentence therein and replacing it with the following:

“No part of the proceeds of any Loan will be used, whether directly or indirectly, (a) for any purpose that entails a violation of any of the Margin Regulations of the Board or (b) to repurchase, redeem or refinance, or to make extension, waiver or similar payments with respect to, any or all of the Existing 10% Notes, the New Senior Notes, the Owner Trustee Notes or any of the XM-4 Satellite Collateral subject to the XM-4 Sale and Leaseback Transaction consummated pursuant to the Participation Agreement and the other documents related thereto; provided, however, that, notwithstanding the foregoing, the proceeds of the Loans may be used in connection with the repurchase, redemption or refinancing of any or all of the Existing 10% Notes, including in connection with an Existing 10% Notes Change of Control Offer, in an aggregate amount (the “Take-Out Amount”) not to exceed 101% of the principal amount of such Existing 10% Notes plus accrued and unpaid interest, if any; provided that, the determination of such Take-Out Amount for purposes hereof shall exclude any amount paid in Equity Interests of Holdings (prior to the Merger) or SIRIUS (following the Merger) or proceeds of such Equity Interest.”

6. Section 6.01 of the Credit Agreement is hereby amended by deleting clause (xii) thereof and replacing it with the following:

“(xii) any Qualified Sale and Leaseback Transaction, including an XM-4 Sale and Leaseback Transaction, and any Permitted Beneficial Interest Indebtedness.”

7. Section 6.11 of the Credit Agreement is hereby amended by adding the following proviso at the end of clause (b)thereof:

“; provided, however, that (i) any payments permitted by clauses (x) and (y) of Section 6.14 and any changes to the terms of the applicable Senior Notes Documents that are necessary to implement (or are directly related to the implementation of) any New Senior Notes Waiver and/or any New Senior Notes Extension and (ii) any other changes to the terms of the applicable Senior Notes Documents made in connection with any New Senior Notes Waiver and/or any New Senior Notes Extension, if such changes would be permitted to be included in any Permitted Refinancing Indebtedness that would be permitted under this Agreement to be used to refinance the applicable Senior Notes, in each case shall be deemed not to be materially adverse to the interests of the Borrower or the Lenders.”

8. Article VI of the Credit Agreement is hereby amended by adding a new Section 6.14 at the end thereof as follows:

“SECTION 6.14 Limitation on Outstandings and Use of Cash. The Borrower shall not permit any of its cash or Cash Equivalents to be used, whether directly or indirectly, for the repurchase, redemption or refinancing of any or all of the Existing 10% Notes, the New Senior Notes or the Owner Trustee Notes, other than such cash and Cash Equivalents that are the proceeds of Permitted Refinancing Indebtedness in respect of such Existing 10% Notes, New Senior Notes or Owner Trustee Notes, as applicable; provided, however, that, notwithstanding the foregoing, (x) any Cash or Cash Equivalents of the Borrower may be used in connection with the repurchase, redemption or refinancing of any or all of the Existing 10% Notes, including in connection with an

Existing 10% Notes Change of Control Offer, in an aggregate amount (the “Take-Out Amount”) not to exceed 101% of the principal amount of such Existing 10% Notes plus accrued and unpaid interest, if any; provided that, the determination of such Take-Out Amount for purposes hereof shall exclude any amount paid in Equity Interests of Holdings (prior to the Merger) or SIRIUS (following the Merger) or proceeds of such Equity Interests) and (y) the Borrower may use its cash and Cash Equivalents (i) in an aggregate amount not to exceed the amount set forth on part (a) of Schedule 6.14 to pay any fees required to be paid by the Borrower or Holdings in connection with the Existing 10% Notes Waiver, the New Senior Notes Waiver and/or the XM-4 Sale and Leaseback Waiver and (ii) in an aggregate amount not to exceed the amount set forth on part (b) of Schedule 6.14 to pay any fees required to be paid by the Borrower or Holdings in connection the Existing 10% Notes Extension, the New Senior Notes Extension and/or the XM-4 Sale and Leaseback Extension; provided that the aggregate amount of cash and Cash Equivalents used pursuant to this clause (y) shall not exceed the amount set forth on part (a) of Schedule 6.14.”

9. Article VII of the Credit Agreement is hereby amended by adding the following proviso immediately at the end of subclause (3) in the proviso at the end of clause (f) of such Article:

“; provided that, for the avoidance of doubt, this subclause (3) shall not apply to the sale, assignment, transfer, conveyance or other disposition of all or substantially all of the property or assets or Equity Interests of Holdings or the Borrower or any other parent entity thereof.”

10. The Credit Agreement is hereby amended by inserting Schedule 6.14, as set forth on Annex A hereto, in the appropriate numerical order.

11. Effective as of immediately prior to the Merger Effective Time and upon the satisfaction of the condition precedent set forth in Section 12 below (the “Waiver Effective Date”), the Lenders hereby waive the occurrence of the Potential Default from the Waiver Effective Date until the Waiver Expiration Date; provided, however, that nothing in this Section 11, nor any actions taken or not taken by the Administrative Agent or any Lenders pursuant hereto or pursuant to the Loan Documents, shall or shall be deemed to: (i) constitute a waiver of any other Default or Event of Default now existing or hereafter arising or a waiver of compliance with any other term or provision in the Credit Agreement or any other Loan Document or (ii) except as expressly set forth herein, constitute a waiver of any rights, claims and/or remedies under the Loan Documents and/or applicable law.

12. The amendments and waiver included in this Second Amendment shall be effective when the Administrative Agent shall have received a counterpart signature page of this Second Amendment duly executed by each of the Loan Parties and each of the Required Lenders (the date on which such condition is satisfied, the “Second Amendment Effective Date”), it being understood that any Required Lender shall be permitted to withdraw its consent to such amendment and waiver prior to the receipt by the Administrative Agent of such counterpart signature pages from each of the Loan Parties.

13. The Borrower hereby agrees to pay a fee (the “Amendment Fee”) to the Lenders executing this Second Amendment in an aggregate amount equal to 0.125% of such Lenders’ outstanding Commitments as of the Second Amendment Effective Date, which Amendment Fee shall be received by the Administrative Agent no later than the Merger Effective Time for distribution to such Lenders (provided, that, for the avoidance of doubt, such Lenders shall not be entitled to payment of such Amendment Fee until the Merger Effective Time).

14. Each Guarantor is referred to herein as a “Loan Support Party” and collectively as the “Loan Support Parties”, and the Loan Documents to which they are a party are collectively referred to herein as the “Loan Support Documents”. Each Loan Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Second Amendment and consents to the amendment of the Credit Agreement and waiver of the Potential Default effected pursuant to this Second Amendment. Each Loan Support Party hereby confirms that each Loan Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Support Documents the payment and performance of all “Obligations” under each of the Loan Support Documents to which it is a party (in each case as such terms are defined in the applicable Loan Support Document). Each Loan Support Party acknowledges and agrees that each of the Loan Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment. Each Loan Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Second Amendment, such Loan Support Party is not required by the terms of the Credit Agreement or any other Loan Support Document to consent to the amendments to the Credit Agreement or waiver of the Potential Default effected pursuant to this Second Amendment and (ii) nothing in the Credit Agreement, this Second Amendment or any other Loan Support Document shall be deemed to require the consent of such Loan Support Party to any future amendments to the Credit Agreement.

Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a further consent to, or any waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by and in accordance with this Second Amendment.

THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

This Second Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective officers as of the day and year first above written.

XM SATELLITE RADIO INC.

By:	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Executive Vice President and Chief Financial Officer

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Executive Vice President and Chief Financial Officer

XM EQUIPMENT LEASING LLC

By:	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Executive Vice President and Chief Financial Officer

XM RADIO INC.

By:	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Executive Vice President and Chief Financial Officer

JP MORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Thomas H. Kozlark
Name:	Thomas H. Kozlark
Title:	Executive Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Director

By:	/s/ Karim Blasettie
Name:	Karim Blasetti
Title:	Vice President

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ Rob Ziemer
Name: Title:	Rob Ziemer Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Associate Director Banking Products Services, US

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director Banking Products Services, US

BEAR STEARNS CORPORATE LENDING INC., as a Lender

By:	/s/ Stephen G. O’Keefe
Name:	Stephen G. O’Keefe
Title:	Authorized Signatory

WELLS FARGO FOOTHILL, INC., as a Lender

By:	/s/ Katy Brooks
Name:	Katy Brooks
Title:	Vice President

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Annex A

Schedule 6.14

(a)	$[*********]

(b)	$[*********]

A-1